TIME SHARING AGREEMENT

THIS TIME SHARING AGREEMENT (this "Agreement") is dated as of February 12, 2021 by Vertiv Group Corporation, a Delaware corporation with principal offices at 1050 Dearborn Drive, Columbus, OH 43085 (“Owner”) and Rob Johnson, the Chief Executive Officer of the Owner corporation (“Lessee”).

BACKGROUND

    A. Owner is the registered owner of certain civil aircraft bearing the United States Registration Numbers and of the types set forth on Exhibit A (collectively, the "Aircraft" or individually an "Aircraft").

    B. Lessee desires to lease the Aircraft from Owner and Owner is willing to lease the Aircraft to Lessee.

    C. Owner and Lessee have agreed on the lease of the Aircraft under a time-sharing arrangement the terms and conditions of which are set forth herein.

    D. This Agreement is entered into in recognition of and in compliance with Section 91.501(c)(1) of the Federal Aviation Regulations (“FARs”).

    NOW, THEREFORE, Owner and Lessee agree as follows:

1.     Term. Subject to the terms and conditions herein, Owner shall lease the Aircraft to Lessee from time to time with a flight crew for the operation thereof, as and when required by Lessee so long as the Aircraft is not otherwise employed on behalf of Owner. This Agreement shall commence on the first date set forth above and except as otherwise provided herein shall continue until terminated by either party by providing thirty (30) days’ written notice to the other party.

2.     Permissible Expenses. Lessee shall pay Owner for each flight conducted under this Agreement the actual expenses of each specific flight as authorized by FAR Section 91.501(d) as in effect from time to time. On the date of this Agreement these expenses include and are limited to:

(a)    fuel, oil, lubricants and other additives;
(b)    travel expenses of the crew, including food, lodging and ground transportation;
(c)    hangar and tie down costs away from the Aircraft’s base of operation;
(d)    insurance obtained for the specific flight;
(e)    landing fees, airport taxes and similar assessments;
(f)    customs, foreign permit and similar fees directly related to the flight;
(g)    in-flight food and beverages;
(h)    passenger ground transportation;
(i)    flight planning and weather contract services; and
(j)    an additional charge equal to one hundred percent (100%) of the expenses listed in clause 2.(a) above.

3.     Payment of Expenses. Owner will pay all expenses related to the operation of each Aircraft when incurred and will provide an invoice to Lessee for the expenses enumerated in

Section 2 above. Lessee shall pay each such invoice within fifteen (15) calendar days of receipt. The Owner and Lessee acknowledge that, with the exception of the expenses for in-flight food and beverages and passenger ground transportation, the payment of these expenses are subject to the federal excise tax imposed under Section 4261 of the Internal Revenue Code. Owner agrees to collect and remit to the Internal Revenue Service for the benefit of Lessee all such federal excise taxes.

4.     Requests for Aircraft. In the event that Lessee desires to use the Aircraft pursuant to this Agreement, Lessee will so notify Owner and will provide Owner with requests for flight time and proposed flight schedules as far as possible in advance of any given flight. Requests for flight time shall be in a form, whether oral or written, mutually convenient to and agreed upon by Owner and Lessee. In addition to proposed schedules and flight times, Lessee shall provide at least the following information for each proposed flight at some time prior to scheduled departure as required by Owner or Owner's flight crew:

(a)    departure point;
(b)    destinations;
(c)    date and time of flight;
(d)    the identity of each anticipated passenger;
(e)    the nature and extent of luggage or cargo to be carried;
(f)    the date and time of a return flight, if any; and
(g)    any other information concerning the proposed flight that may be pertinent or required by Owner or Owner's flight crew.

Owner reserves the right to deny any Lessee request for use of the Aircraft in its absolute discretion.

5.     Sole and Exclusive Authority. Owner shall have sole and exclusive authority over the scheduling of the Aircraft, including which Aircraft is used for any particular flight.

6.     Maintenance. Owner shall be solely responsible for securing maintenance, preventive maintenance, and required or otherwise necessary inspections on the Aircraft and shall take such requirements into account in scheduling flights of the Aircraft. No period of maintenance, preventive maintenance, or inspection shall be delayed or postponed for the purpose of scheduling the Aircraft, unless such maintenance or inspection can be safely conducted at a later time in compliance with all applicable laws and regulations, and within the sound discretion of the pilot-in-command. The pilot-in- command shall have final and complete authority to cancel any flight for any reason or condition that in his or her judgment would compromise the safety of the flight.

7.      Operational. Owner shall be responsible for the physical and technical operation of the Aircraft and the safe performance of all flights and shall retain full authority and control, including exclusive operational control, and possession of the Aircraft at all times during flights operated under this Agreement. In accordance with applicable FARs, the qualified flight crew provided by Owner will exercise all required and/or appropriate duties and responsibilities with respect to the safety of each flight conducted under this Agreement. The pilot-in-command shall have absolute discretion in all matters concerning the preparation of the Aircraft for flight and the flight itself, the load carried and its distribution, the decision whether or not a flight shall be undertaken, the route to be flown, the place where landings shall be made and all other matters relating to operation of the Aircraft. Lessee specifically agrees that the flight crew shall have final and complete authority to delay or cancel any flight for any reason or condition which, in the sole judgment of the pilot-in-command, could compromise the safety of the flight and to take any other action which, in the sole judgment of the pilot in command, is necessitated by considerations of safety. No such action of the pilot-in-command shall create or support any liability for loss, injury, damage, or delay to Lessee or any other person.

8.     Furnishing Aircraft. The Owner and Lessee agree that Owner shall not be liable to Lessee or any other person for loss, injury, or damage occasioned by the delay or failure to furnish the Aircraft and crew pursuant to this Agreement for any reason.

9.     Insurance. Owner has and will maintain comprehensive aircraft liability insurance coverage including bodily injury (including passengers) and property damage liability with a combined single limit of not less than $200,000,000. Such insurance will provide coverage to Lessee as Additional Insured on a primary and non-contributory basis. Lessee will be provided a 30-day prior written notice of cancellation or non-renewal of insurance coverage. A waiver of subrogation applies in favor of Lessee as respects haul damage to the aircraft.

10.     Copy of Agreement. A copy of this Agreement shall be carried in the Aircraft and available for review upon the request of the FAA on all flights conducted pursuant to this Agreement.

11.     Lessee Representations and Warranties. Lessee represents, warrants and covenants to Owner that:

(a)    Lessee will use each Aircraft for and on Lessee’s own account only and will not use any Aircraft for the purposes of providing transportation of passengers or cargo in air commerce for compensation or hire;

(b)    Lessee shall refrain from incurring any mechanics or other lien in connection with inspection, preventative maintenance, maintenance or storage of the Aircraft, whether permissible or impermissible under this Agreement, and Lessee shall not attempt to convey, mortgage, assign, lease or any way alienate the Aircraft or create any kind of lien or security interest involving the Aircraft or do anything or take any action that might mature into such a lien;

(c)    during the term of this Agreement, Lessee will abide by and conform to all such laws, governmental, and airport orders, rules, and regulations as shall from time to time be in effect relating in any way to the operation and use of the Aircraft by a time-sharing lessee.

In the event of any violation by Lessee of the representations, warranties and covenants set forth in this Section 11, Owner shall be entitled to terminate this Agreement with immediate effect.

12.     Indemnification. Each party hereto agrees to indemnify and hold harmless the other against all losses, including costs, attorneys’ fees and expenses by reason of claims for injury to or death of persons and loss of or damage to property arising out of or in any manner connected with the performance of such party’s responsibilities under this Agreement or any breach by such party of any covenant or warranty made herein. Owner and Lessee agree that in the event either party shall be liable to the other for any reason relating to this Agreement, that under no circumstances shall the damaged party be entitled to any special or consequential damages, including but not limited to damages for lost profits.

13.     Not Assignable. Neither this Agreement nor any party’s interest in this Agreement shall be assignable to any other person or entity.

14.     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, excluding its conflicts of law rules. Any action to enforce the provisions of this Agreement shall be brought in a court of competent jurisdiction in Franklin County in the State of Ohio. Each party acknowledges and agrees that any controversy that may arise under this Agreement, including any exhibits and schedules attached to this Agreement, is likely to involve complicated and difficult issues and, therefore, each party irrevocably and unconditionally waives any right it may have to a trial by jury in respect to any legal action arising out of or relating to this Agreement, or the transactions contemplated hereby.

15.     Entire Agreement. This Agreement constitutes the entire understanding between Owner and Lessee with respect to its subject matter, and there are no representations, warranties, conditions, covenants, or agreements other than as set forth expressly herein. Any changes or modifications to this Agreement must be in writing and signed by authorized representatives of both parties. This Agreement may be executed in counterparts, with each such counterpart constituting an original hereof.

16.     Trust in Leasing Statement. TRUTH IN LEASING STATEMENT UNDER 14 C.F.R. §91.23.

(A)    THE AIRCRAFT HAS BEEN MAINTAINED AND INSPECTED UNDER FAR PART 91 WITHIN THE 12 MONTH PERIOD PRECEDING THE EXECUTION OF THIS AGREEMENT. OWNER CERTIFIES THAT THE AIRCRAFT IS COMPLIANT WITH APPLICABLE MAINTENANCE AND INSPECTION REQUIREMENTS OF FAR PART 91 FOR THE OPERATIONS TO BE CONDUCTED UNDER THIS AGREEMENT.
(B)    THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED UNDER FAR PART 91 FOR OPERATIONS TO BE CONDUCTED UNDER THIS AGREEMENT.
(C)    DURING THE DURATION OF THIS AGREEMENT, VERTIV GROUP CORPORATION, 1050 DEARBORN DRIVE, COLUMBUS, OHIO 43085, IS CONSIDERED RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT IDENTIFIED AND TO BE OPERATED UNDER THIS AGREEMENT.
(D)    AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND THE PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FLIGHT STANDARDS DISTRICT OFFICE.
(E)    OWNER FURTHER CERTIFIES THAT IT WILL SEND A TRUE COPY OF THIS EXECUTED AGREEMENT TO: FEDERAL AVIATION ADMINISTRATION, AIRCRAFT REGISTRATION BRANCH, ATTN: TECHNICAL SECTION, P.O. BOX 25724, OKLAHOMA CITY, OKLAHOMA, 73125, WITHIN 24 HOURS OF ITS EXECUTION, AS PROVIDED BY FAR 91.23(c)(1).
(F)    THE UNDERSIGNED OWNER, VERTIV GROUP CORPORATION, CERTIFIES THAT OWNER IS RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT AND THAT OWNER UNDERSTANDS ITS RESPONSIBILITIES FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.

The “Instructions For Compliance with Truth-In-Leasing Requirements” attached as Exhibit B hereto are incorporated herein by reference.

    IN WITNESS WHEREOF, Owner and Lessee have executed this Agreement as of the 12th of February, 2021.

VERTIV GROUP CORPORATION             Rob Johnson
(Owner)                         (Lessee)

By:    /s/ David Fallon                By:    /s/ Robert J. Johnson
David Fallon                         Rob Johnson
Chief Financial Officer                 Chief Executive Officer

Exhibit A

United States Registration Number        Aircraft Type

N784QS                    Bombardier Challenger 350

N354QS                    Embraer Phenom 300

Exhibit B

INSTRUCTIONS FOR COMPLIANCE WITH “TRUTH IN LEASING” REQUIREMENTS

1.    Mail a copy of the Agreement to the following address via certified mail, return receipt requested immediately upon the execution of the Lease: (14 C.F.R. 91.23 requires that the copy be sent within twenty-four (24) hours after it is signed.)

Federal Aviation Administration
Aircraft Registration Branch
ATTN: Technical Section
P.O. Box 25724
Oklahoma City, Oklahoma 73125

2.    Telephone or fax the nearest Flight Standards District Office of the FAA at least forty-eight (48) hours prior to the first flight under this Agreement and provide:

(i)    the location of the airport of departure;
(ii)    the departure time; and
(iii)    the registration number of the aircraft involved

3.    Carry a copy of the Agreement in the Aircraft at all times.